As filed with the Securities and Exchange Commission on July 14, 2000
                                                    Registration No. 333-95270
===============================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              ---------------


                       POST-EFFECTIVE AMENDMENT NO. 2
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                              ---------------


                              NTL INCORPORATED
           (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                 13-410-5887
  (State or Other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                     Identification No.)

                            110 East 59th Street
                          New York, New York 10022
                               (212) 906-8440
       (Address and Telephone Number of Principal Executive Offices)


  International CableTel Incorporated Nonqualified Stock Option Agreement
  -----------------------------------------------------------------------
                          (Full Title of the Plan)


                          Richard J. Lubasch, Esq.
                         Executive Vice President,
                       General Counsel and Secretary
                              NTL Incorporated
                            110 East 59th Street
                          New York, New York 10022
                               (212) 906-8440
         (Name, Address and Telephone Number of Agent for Service)

                              ---------------


                                 Copies To:

                          Thomas H. Kennedy, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                          New York, New York 10036
                               (212) 735-3000

                              ---------------


                 POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8

      This post-effective amendment No. 2 to Registration Statement on Form S-8 (No. 333-95270) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended, to reflect the completion by NTL Incorporated, a Delaware corporation, of a corporate restructuring to create a holding company structure. The holding company organizational structure was effected pursuant to an agreement and plan of merger among NTL Incorporated ("NTL"), NTL Holdings Incorporated, a Delaware corporation ("Holdco") and Holdings Merger Sub Inc., a Delaware corporation ("Merger Sub") and wholly-owned subsidiary of Holdco. The merger agreement provides for, among other things, the merger of Merger Sub with and into NTL, with NTL continuing as the surviving corporation. Pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, stockholder approval of the merger was not required.

      As a result of the merger, which was consummated on May 18, 2000, NTL became a direct wholly-owned subsidiary of Holdco. Immediately following the merger NTL changed its name to NTL (Delaware), Inc., and Holdco changed its name to NTL Incorporated and retained the same trading symbols of NTL:
NTLI (NASDAQ) and NTLI.ED (ESDAQ).

      Holdco, renamed NTL Incorporated, is the successor issuer to NTL (Delaware) Inc.

      As a result of the merger, all outstanding shares of NTL were converted into shares of the holding company with the same voting powers, designations, preferences and rights, and the same qualifications, restrictions, and limitations, as the shares of NTL previously held by stockholders prior to the holding company merger. The shares of the holding company will continue to be represented by the same stock certificates that previously represented shares of NTL capital stock prior to the holding company merger.

      As a result of the merger, each outstanding employee stock option and warrant to purchase shares of NTL's common stock granted under any employee stock option or compensation plan or arrangement or warrant agreement of NTL was converted into an option to purchase one share of Holdco's common stock in accordance with the provisions of such employee stock option or compensation plan or arrangement or warrant agreement.

      In accordance with paragraph (d) of Rule 414 under the Securities Act, Holdco, renamed NTL Incorporated, hereby expressly adopts this registration statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

      The applicable registration fees were paid at the time of the original filing of this registration statement.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 14th day of July 2000.

                                 NTL INCORPORATED


                                 By: /s/ Richard J. Lubasch
                                     -----------------------------------------
                                     Name:   Richard J. Lubasch
                                     Title:  Executive Vice President,
                                             General Counsel and Secretary



      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities indicated with respect to NTL Incorporated, on this 14th day of July, 2000.


           Signature                                Title
           ---------                                -----
/s/ George S. Blumenthal                  Chairman of the Board, Treasurer and Director
------------------------------
    George S. Blumenthal


/s/ J. Barclay Knapp
------------------------------            President, Chief Executive Officer and
    J. Barclay Knapp                      Director


/s/ John F. Gregg                         Senior Vice President and Chief Financial Officer
------------------------------
    John F. Gregg


/s/ Gregg N. Gorelick                     Vice President - Controller
------------------------------
    Gregg N. Gorelick


                                          Director
------------------------------
    Michael J. Bertinetto


/s/ Robert T. Goad                        Director
------------------------------
    Robert T. Goad


                                          Director
------------------------------
    Bernard Izerable


/s/ Sidney R. Knafel                      Director
------------------------------
    Sidney R. Knafel


/s/ Ted H. McCourtney                     Director
------------------------------
    Ted H. McCourtney


/s/ Del Mintz                             Director
------------------------------
    Del Mintz


/s/ Alan J. Patricof                      Director
------------------------------
    Alan J. Patricof


/s/ Warren Potash                         Director
------------------------------
    Warren Potash


                                          Director
------------------------------
    Jean-Louis Vinciguerra


                                          Director
------------------------------
    Graham Wallace


/s/ Michael S. Willner                    Director
------------------------------
    Michael S. Willner